                                                                    Exhibit 4.3


34,OOO    Share Purchase                   Void After OCTOBER 13, 1997
          Warrants

                       SHARE PURCHASE WARRANT CERTIFICATE

                            TANISYS TECHNOLOGY, INC.

                      (Continued under the laws of Wyoming)


THIS IS TO CERTIFY THAT, for value received, A.W.L. ENTERPRISES LTD. (the "Warrant Holder") of 12th Floor, 1190 Hornby Street, Vancouver, British Columbia shall have the right to purchase from TANISYS TECHNOLOGY, INC. (the "Company"), upon and subject to the terms and conditions hereinafter referred to, at any time up to 4:00 p.m. (Vancouver time) on October 13, 1997 (the "Expiry Time") one fully paid and non-assessable common share of the Company for each warrant represented hereby at the price of U.S. $2.00 per share if exercised on or before October 12, 1996 and U.S. $2.25 per share if exercised after such date and on or before October 13, 1997. After the Expiry Time this warrant certificate and all rights conferred hereby shall be void and of no value.

The right to purchase common shares of the Company may only be exercised by the Warrant Holder within the time hereinbefore set out by:

      (a) duly completing and executing the subscription form attached hereto, in the manner therein indicated;

      (b) surrendering this warrant certificate to the Company's Registrar and Transfer Agent, Montreal Trust Company of Canada at its principal office in Vancouver, British Columbia; and

      (c) paying the appropriate purchase price for the common shares of the Company subscribed for, either in cash or by certified cheque.

Upon surrender and payment, the Company will issue to the Warrant Holder the number of common shares subscribed for. Within three business days of surrender and payment the Company will mail to the Warrant Holder a certificate evidencing the common shares subscribed for. If the Warrant Holder subscribes for a lesser number of common shares than the. number of shares permitted by this warrant certificate, the Company shall forthwith cause to be delivered to the Warrant Holder a further warrant certificate in respect of the common shares referred to in this warrant certificate but not subscribed for.

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND ANY SHARES ACQUIRED UPON THE EXERCISE THEREOF ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL THE EXPIRY OF THE HOLD PERIOD EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND REGULATIONS MADE UNDER THE ACT. THE HOLD PERIOD EXPIRES ON OCTOBER 13, 1996, HOWEVER, PURSUANT TO THE POLICIES OF THE VANCOUVER STOCK EXCHANGE THE WARRANTS, IF EXERCISABLE FOR A PERIOD OF MORE THAN ONE YEAR, REMAIN NON-TRANSFERABLE FOR THE BALANCE OF THE EXERCISE PERIOD.

The exercise price and the number of shares which can be purchased by the Warrant Holder upon the exercise of this warrant certificate shall be subject to adjustment in the events and in the manner following:

      (1) If and whenever the shares at any time outstanding shall be subdivided into a greater or consolidated into a lesser number of shares, the exercise price shall be decreased or increased proportionately as the case may be; upon any such subdivision or consolidation, the number of shares which can be purchased upon the exercise of this warrant certificate shall be increased or decreased proportionately as the case may be.

      (2) In case of any capital reorganization or of any reclassification of the capital of the Company or in case of the consolidation, merger or amalgamation of the Company with or into any other company, this warrant certificate shall after such capital reorganization, reclassification of capital, consolidation, merger or amalgamation confer the right to purchase the number of shares or other securities of the Company or of the Company resulting from such capital reorganization, reclassification, consolidation, merger or amalgamation, as the case may be, to which the Warrant Holder of the shares deliverable at the time of such capital reorganization, reclassification of capital, consolidation, merger or amalgamation, upon the exercise of this warrant certificate would have been entitled. On such capital reorganization, reclassification, consolidation, merger or amalgamation appropriate adjustments shal be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrant Holder of this warrant certificate so that the provisions set forth herein shall thereafter be applicable as nearly as may reasonably be in relation to any shares or other securities thereafter deliverable on the exercise of this warrant certificate.

      (3) The rights of the Warrant Holder evidenced hereby are to purchase shares prior to or on the date set out on the face of this warrant certificate. If there shall, prior to the exercise of any of the rights evidenced hereby, be any reorganization of the authorized capital of the Company by way of consolidation, merger, subdivision, amalgamation or otherwise, or the payment of any stock dividends, then there shall automatically be an adjustment in either or both of the number of shares which may be purchased pursuant hereto or the price at which such shares may be purchased so that the rights evidenced hereby shall thereafter as reasonably as possible be equivalent to those originally granted hereby. The Company shall have the sole and exclusive power to make

      (4) The adjustments provided for herein in the subscription rights represented by this warrant certificate are cumulative.

If at any time while this warrant certificate is outstanding the Company shall pay any stock dividend upon the common shares of the Company in respect of which the right to purchase is herein given, the Company shall thereafter deliver at the time of purchase of shares hereunder, in addition to the number of shares in respect of which the right to purchase is then being exercised, the additional number of shares of the appropriate class as would have been outstanding on the record date for the payment of the stock dividend.
 The holding of this warrant certificate or the warrants represented hereby shall not constitute the Warrant Holder a member of the Company.

Time shall be of the essence hereof.

This warrant certificate shall not be valid for any purchase whatever until it has been countersigned by or on behalf of the Company's Registrar and Transfer Agent.

IN WITNESS WHEREOF THE COMPANY has caused this warrant certificate to be issued by its duly authorized signatory.


TANISYS TECHNOLOGY, INC.


By:  /s/ MARK C. HOLLIDAY          MONTREAL TRUST COMPANY OF CANADA
     --------------------
     Authorized Signatory

                                   By: [Illegible Signature]
                                      ----------------------
                                       Authorized Signatory
DATE:     October 13, 1995

                           SUBSCRIPTION FORM



Montreal Trust Company of Canada
4th Floor, 510 Burrard Street
Vancouver, B.C. V6C 3B9

Dear Sirs:

The undersigned hereby exercises the right to purchase and hereby subscribes for _____________________ common shares in the capital stock of TANISYS TECHNOLOGY, INC. referred to in the warrant certificate surrendered herewith according to the conditions thereof and herewith makes payment by cash or certified cheque of the purchase price in full for the said shares.

Please issue a certificate for the shares being purchased as follows in the name of the undersigned:


     NAME: ______________________________________
               (please print)

     ADDRESS:____________________________________

             ____________________________________

             ____________________________________


Please deliver a warrant certificate in respect of the common shares referred to in the warrant certificate surrendered herewith but not presently subscribed for, to the undersigned.


          DATED this _____ day of _______________, 19____.


                               ___________________________
                               (signature)